As filed with the Securities and Exchange Commission
                    on March 31, 2003, Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Cox Communications, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                              58-2112281
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                 Identification No.)

   1400 Lake Hearn Drive Atlanta, Georgia              30319
        (Address of Principal Executive Offices)     (Zip Code)


                            COX COMMUNICATIONS, INC.
                        2002 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000

                         CALCULATION OF REGISTRATION FEE

------------------------ --------------------- ------------------------ --------------------- -----------------------

Title Of Security        Amount Being         Proposed Maximum         Proposed Maximum      Amount Of
Being Registered         Registered(1)        Offering Price Per       Aggregate Offering    Registration Fee(3)
                                              Share(2)                 Price(2)(3)
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------
Class A Common Stock,     3,000,000             $30.795                  $92,385,000           $7,473.95
$1.00 Par Value
------------------------ --------------------- ------------------------ --------------------- -----------------------

(1) The registrant is registering 3,000,000 shares of its Class A common stock for issuance pursuant to its 2002 Employee Stock Purchase Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, (the "Securities Act" ), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the plan, and an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.

(3) Of the total remaining filing fee of $12,000.82 attributable to 1,428,924 shares of the registrant's Class A common stock registered in connection with its 2000 Employee Stock Purchase Plan, Registration File No. 333-43764, filed August 15, 2000 (the "2000 ESPP Registration"), the registrant is carrying forward and applying $7,473.95 of the 2000 ESPP Registration filing fee to this registration statement, pursuant to General Instruction E to the Form S-8 and Rule 457(p) under the Securities Act. The registrant reserves the right, to the extent permitted, to carry forward and apply the $4,526.87 balance of the 2000 ESPP Registration filing fee to future registration statements.

                                PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing information specified in the instructions to
Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         Cox Communications, Inc. hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

         (1) Cox's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the "Exchange Act", since the end of the fiscal year covered by Cox's Annual Report;

         (3) The description of Cox's Class A Common Stock contained in Cox's most recent Exchange Act registration statement on Form 8-A, including any amendment thereto or report filed for the purpose of updating such description; and

         (4) All documents filed by Cox pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

              As of the date of this Registration Statement, attorneys of Dow, Lohnes & Albertson, PLLC hold less than 1% of the outstanding shares of Cox's Class A Common Stock.

Item 6.  Indemnification of Officers and Directors

         Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the "DGCL", provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Cox's Certificate of Incorporation, as amended, limits the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

        Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (also known as a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Amended Certificate of Incorporation of Cox provides that Cox shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits

Exhibit Number         Description of Exhibit                            Page
--------------         ----------------------                            ----
5                      Opinion of Dow, Lohnes & Albertson, PLLC            7
23.1                   Consent of Deloitte & Touche LLP                    8
23.2                   Consent of Dow, Lohnes & Albertson
                       (contained in their opinion in Exhibit 5)           7

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 31st day of March, 2003.

                            COX COMMUNICATIONS, INC.





                                              By: /s/ Jimmy W. Hayes
                                                 -----------------------
                                                      Jimmy W. Hayes
                                              Executive Vice President, Finance
                                              and Chief Financial Officer


         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

Signature                                            Capacity                              Date

 /s/ James C. Kennedy                           Chairman of the Board of Directors     March 31, 2003
 --------------------------
     James C. Kennedy

 /s/ James O. Robbins                           President and Chief Executive          March 31, 2003
 --------------------------                     Officer, and Director
     James O. Robbins                           (principal executive officer)

 /s/ Jimmy W. Hayes                             Executive Vice President,              March 31, 2003
 --------------------------                     Finance and Chief Financial Officer
     Jimmy W. Hayes                             (principal financial officer)

 /s/ William J. Fitzsimmons                     Vice President of Accounting           March 31, 2003
 --------------------------                     and Financial Planning
     William J. Fitzsimmons                     (principal accounting officer)


 /s/ Robert C. O'Leary                          Director                               March 31, 2003
 --------------------------                                    -
     Robert O'Leary

/s/ G. Dennis Berry                             Director                               March 31, 2003
--------------------------
    G. Dennis Berry


Pursuant to the requirements of the Securities Act, the Management Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 31st day of March, 2003.

Cox Communications, Inc.
                                           2002 Employee Stock Purchase Plan



                                           By: /s/ Marybeth H. Leamer
                                               ----------------------
                                                   Marybeth H. Leamer
                                                   Management Committee Member

                                                                      Exhibit 5
                                 March 31, 2003


Cox Communications, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia 30319

         Re:      Registration Statement of Form S-8

         We have acted as special counsel for Cox Communications, Inc., a Delaware corporation ("Cox"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to 3,000,000 shares (the "Shares") of Class A Common Stock, $1.00 par value per share, being issued by Cox pursuant to the Cox Communications, Inc. 2002 Employee Stock Purchase Plan (the "Plan") and an indeterminate number of interests in the Plan (the "Interests") that may be acquired thereunder.

         In preparing this opinion we have reviewed (a) the Registration Statement; (b) Cox's Amended Certificate of Incorporation and Bylaws; (c) the Plan; and (d) certain records of Cox's corporate proceedings as reflected in its minute and stock books, each in the form submitted to us by Cox.

         As to matters of fact relevant to our opinion, we have relied upon oral representations of officers of Cox without further investigation. With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above, and we assume that there exists no provision of any other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.

         Our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above. We do not purport to be experts in the laws of the State of Delaware.

         Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that (i) the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable; and (ii) the Plan confers legally enforceable Interests to employees participating in the Plan to the extent and upon the terms and conditions described therein, subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally.

         This opinion is as of the date herof, and we expressly disclaim any duty to update this opinion in the future in the event there are any changes in fact or law that may affect any matter adressed herein.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement, provided, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities Exchange Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                       Very truly yours,

                                       DOW, LOHNES & ALBERTSON, PLLC



                                       By:/s/Richard P. McHugh
                                          -------------------------------------
                                             Richard P. McHugh
                                             Member

                                                                   Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this registration statement of Cox Communications, Inc. ("Cox") on Form S-8 of our report dated March 31, 2003, relating to the consolidated financial statements of Cox as of and for the year ended December 31, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142 and SFAS No. 133, as amended) appearing in the Annual Report on Form 10-K of Cox for the year ended
December 31, 2002.




/s/ Deloitte & Touche LLP
--------------------------
Deloitte & Touche LLP
Atlanta, Georgia
March 31, 2003